Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2021 SharpLink Gaming Ltd. Equity Incentive Plan and the 2020 SharpLink, Inc. Stock Incentive Plan, of our report, dated May 14, 2021, with respect to the consolidated financial statements of Mer Telemanagement Solutions Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kaiser

A Member of Ernst & Young Global

Tel Aviv, Israel

October 12, 2021